EXHIBIT 21. Subsidiaries
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FIRST SECURITY CORPORATION
For the year ended December 31, 1999
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                                                                                          Organized        Percentage of
                                                                                          Under        Voting Securities
Tier and Name of Subsidiary (A)                                  Location                 Laws of          Owned by FSCO
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
AllTime ATM, Inc.                                                Salt Lake City, Utah     Utah                  100.0

First Security Bank, National Association                        Odgen, Utah              U.S.A.                100.0
  2nd Tier: CrossLand Mortgage Acquisition Corp.                 Salt Lake City, Utah     Utah                  100.0
    3rd Tier: CrossLand Mortgage Corp.                           Salt Lake City, Utah     Utah                  100.0
  2nd Tier: First Security Hong Kong Agreement Corp.             Salt Lake City, Utah     Utah                  100.0
    3rd Tier: First Security Trade Services Ltd.                 Hong Kong, Hong Kong     China                 100.0

First Security Bank of California, National Association          West Covina, California  U.S.A.                100.0

First Security Bank of Nevada                                    Las Vegas, Nevada        Nevada                100.0
  2nd Tier: First Security Trust Company of Nevada               Las Vegas, Nevada        Nevada                100.0
  2nd Tier: First Security Services of Nevada, Inc.              Las Vegas, Nevada        Nevada                100.0

First Security Bank of New Mexico, National Association (B)      Albuquerque, NM          U.S.A.                100.0

First Security Business Investment Corporation                   Salt Lake City, Utah     Utah                  100.0

First Security Capital I                                         Salt Lake City, Utah     Delaware              100.0

First Security Information Technology, Inc.                      Salt Lake City, Utah     Utah                  100.0

First Security Investment Services, Inc.                         Salt Lake City, Utah     Utah                  100.0
  2nd Tier: First Security Investment Management, Inc.           Salt Lake City, Utah     Utah                  100.0

First Security Leasing Company                                   Salt Lake City, Utah     Utah                  100.0
  2nd Tier: First Security Leasing Company of Nevada             Las Vegas, Nevada        Nevada                100.0

First Security Life Insurance Company of Arizona                 Salt Lake City, Utah     Arizona               100.0

First Security Mortgage Company (Inactive)                       Salt Lake City, Utah     Utah                  100.0
  2nd Tier: Asset Recovery, Inc. (Inactive)                      Salt Lake City, Utah     Utah                  100.0

First Security Processing Services, Inc.                         Salt Lake City, Utah     Utah                  100.0

First Security Service Company                                   Salt Lake City, Utah     Utah                  100.0

First Security Specialized Services Inc.                         Salt Lake City, Utah     Utah                  100.0

First Security Van Kasper, Inc. (C)                              Salt Lake City, Utah     Utah                  100.0
  2nd Tier: First Security Van Kasper Advisers                   Salt Lake City, Utah     Utah                  100.0
  2nd Tier: First Security Van Kasper Investments                Salt Lake City, Utah     Utah                  100.0
  2nd Tier: First Security Insurance of New Mexico, Inc.         Salt Lake City, Utah     Utah                  100.0
  2nd Tier: First Security Investor Services of Nevada, Inc.     Las Vegas, Nevada        Nevada                100.0
  2nd Tier: First Security Investor Services of Wyoming, Inc.    Rock Springs, Wyoming    Wyoming               100.0
  2nd Tier: Intermountain Insurance Agency, Inc. (Inactive)      Salem, Oregon            Oregon                100.0
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(A) All subsidiaries are included in consolidated financial statements.
(B) On October 12, 1999 FS Bank of Southern New Mexico, N.A. was merged into
    FS Bank of New Mexico, N.A.
(C) On July 1, 1999 FS Insurance, Inc.; FS Ins. Of Idaho, Inc.; FS Ins. Of
    Oregon, Inc.; FS Benefits, Inc.; FS Capital Markets Inc.; and FS Investor
    Services all merged into FS Van Kasper, Inc.
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